Exhibit 99.4

Blaize Partners With alwaysAI to Revolutionize Real-Time Insights With AI Edge Computing and Advanced Computer Vision Applications

January 16, 2025

EL DORADO HILLS, Calif.—(BUSINESS WIRE)—Jan. 16, 2025— Today, Blaize Holdings, Inc. (“Blaize”) (Nasdaq:BZAI), a provider of purpose-built, artificial intelligence (“AI”)-enabled edge computing solutions, announced a strategic partnership with alwaysAI, a leader in computer vision solutions. This collaboration will integrate alwaysAI’s advanced computer vision technology and remote deployment capabilities with Blaize’s cutting-edge chipsets and edge devices, making seamless edge deployments more accessible for enterprises worldwide.

As businesses demand real-time insights and greater operational efficiency, this partnership seeks to address this need with innovative physical AI solutions. AlwaysAI’s computer vision applications excel in the real-time detection of people, objects, and events for diverse sectors like automotive, retail, manufacturing, healthcare, and more. The collaboration will enable Blaize’s customers to achieve operational efficiency and productivity in real time.

Deploying computer vision applications at the edge provides enhanced security and data protection by processing data locally on Blaize’s edge devices, mitigating data breach risks and safeguarding sensitive information. This localized processing accelerates decision-making, reduces latency, and delivers real-time insights to drive substantial improvements in operational efficiency.

We expect this partnership will enable businesses to easily deploy alwaysAI’s computer vision applications on Blaize’s edge computing platforms, facilitating real-time processing and analytics directly at the source. The seamless integration of alwaysAI’s remote deployment capabilities with Blaize’s advanced hardware will ensure that enterprises can receive and act on this data securely at the edge.

“We are thrilled to partner with Blaize to leverage their high-quality chipsets and edge devices,” said Marty Beard, Co-Founder and CEO of alwaysAI. “This partnership allows us to expand our advanced computer vision applications, making deployment at the edge even more efficient and accessible for enterprises.”

“Blaize is committed to providing high-performance AI edge computing solutions, and partnering with alwaysAI allows us to enhance our offerings with robust computer vision capabilities,” said Dinakar Munagala, Co-Founder and CEO of Blaize. “Together, we will enable our customers to unlock new insights and capabilities, improving their operational effectiveness and protecting their data.”

About Blaize

Blaize provides a full-stack programmable processor architecture suite and low-code/no-code software platform that enables AI processing solutions for high-performance computing at the network’s edge and in the data center. Blaize solutions deliver real-time insights and decision-making capabilities at low power consumption, high efficiency, minimal size and low cost. Blaize has raised over $330 million from strategic investors such as DENSO, Mercedes-Benz AG, Magna, and Samsung and financial investors such as Franklin Templeton, Temasek, GGV, Bess Ventures, BurTech LP LLC, Rizvi Traverse, and Ava Investors. Headquartered in El Dorado Hills (Calif.), Blaize has more than 200 employees worldwide with teams in San Jose (Calif.) and Cary (N.C.), and subsidiaries in Hyderabad (India), Leeds and Kings Langley (UK), and Abu Dhabi (UAE).

About alwaysAI®

AlwaysAI® offers world-class, customizable computer vision solutions that provide the real-time, actionable data needed to help businesses across all industries improve their operations. We help you work smarter. For more information, schedule a meeting with an AI Expert.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on beliefs and assumptions and on information currently available to Blaize, including statements regarding the industry in which Blaize operates, market opportunities, and product offerings. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the expected benefits of the Blaize’s business combination with BurTech Acquisition Corp. (the “Business Combination”) are not obtained; (iii) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (iv) the risk that the Business Combination disrupts current plans and operations of Blaize as a result of the consummation of the Business Combination; (v) failure to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (vi) costs related to the Business Combination; (vii) changes in applicable law or regulations; (viii) the outcome of any legal proceedings that may be instituted against Blaize; (ix) the effects of competition on Blaize’s future business; (x) the ability of the combined company to issue equity or equity-linked securities or obtain debt financing; (xi) the enforceability of Blaize’s intellectual property rights, including its copyrights, patents, trademarks and trade secrets, and the potential infringement on the intellectual property rights of others; and (xii) those factors discussed under the heading “Risk Factors” in the definitive proxy statement/prospectus filed on December 6, 2024 by Blaize Holdings, Inc. and other documents filed, or to be filed, by Blaize Holdings, Inc. with the SEC. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Blaize does not undertake any duty to update these forward-looking statements.

View source version on businesswire.com: https://www.businesswire.com/news/home/20250116163192/en/

Media Contact:

Chloe Beard

alwaysAI

chloe.beard@alwaysai.co

Leo Merle

Blaize

info@blaize.com

Source: Blaize Holdings, Inc.